Exhibit 5.2
Attorneys at Law

February 23, 2023
Board of Directors
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144-2503

Re:    Registration on Form S-3 of Common Stock, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts and Units
Ladies and Gentlemen:

We have acted as special New York counsel to Post Holdings, Inc., a Missouri corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings by the Company, from time to time, of the following securities: (i) shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) one or more series of the Company’s unsecured senior debt securities (the “Senior Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (the form of which is included as Exhibit 4.7 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder, and one or more series of the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities”; collectively, the Senior Debt Securities and the Subordinated Debt Securities are the “Debt Securities”)) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (the form of which is included as Exhibit 4.8 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (each such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); (iv) warrants to purchase Common Stock, Preferred Stock or other securities described in the Registration Statement (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of first issuance of the applicable Warrants thereunder; (v) purchase contracts including contracts (a) obligating or entitling holders to purchase from the Company, and obligating or entitling the Company to sell to holders, a specific number of shares of Common Stock, Preferred Stock, or other securities, property or assets, at a future date or dates or (b) obligating or entitling the Company to purchase from holders, and obligating or entitling holders to sell to the Company, a specific or varying number of shares of Preferred Stock, Common Stock, or other securities, property or assets, at a future date (each, a “Purchase Contract”), which may be issued under agreements (each, a “Purchase Contract Agreement”) to be dated on or about the date of first issuance of the applicable Purchase Contracts thereunder; and (vi) units comprised of one or more shares of Common Stock, Preferred Stock, Warrants or Purchase Contracts, in any combination (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”) to be dated on or about the date of first issuance of the applicable Units thereunder. (The Common Stock, Preferred Stock, Warrants, Purchase Contracts, and Units are sometimes collectively referred to herein as the “Securities,” and individually as a “Security.”)

Board of Directors
Post Holdings, Inc.
February 23, 2023

The Registration Statement, and the prospectus included therein (the “Prospectus”), provide that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement,” and collectively, together with the Registration Statement and the Prospectus, the “Registration Documents”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and we express no opinion herein as to any matters other than as to the legality of the Debt Securities.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Debt Securities; and (iv) the Registration Statement and Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of natural persons who are signatories to the documents examined by us; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legal power and authority of all persons (other than officers of the Company) signing on behalf of the parties to all documents.

We have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and/or Preferred Stock, as the case may be, has been or will be authorized and available for issuance and that the consideration for the issuance and sale of such Common Stock and/or Preferred Stock (or Warrants, Purchase Contracts or Units exercisable for or convertible into Common Stock and/or Preferred Stock) will be in an amount that is not less than the par value of the Common Stock and/or Preferred Stock, as the case may be. We have also assumed that any Warrants, Purchase Contracts or Units offered under the Registration Statement, and the related Warrant Agreements, Purchase Contract Agreements, or Unit Agreements will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Securities being issued upon exercise or conversion of any Warrants, Purchase Contracts or Units, the applicable Warrant Agreement, Purchase Contract Agreement or Unit Agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Board of Directors
Post Holdings, Inc.
February 23, 2023

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, exceptions, limitations and qualifications herein stated, we are of the opinion that:

When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement. This opinion is limited to the laws of the State of New York and the federal laws of the United States.

Board of Directors
Post Holdings, Inc.
February 23, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

EPSTEIN BECKER & GREEN, P.C.

By:	/s/ Kenneth J. Kelly
Kenneth J. Kelly, Esq. Shareholder